UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant:                    |X|
Filed by a Party other than the Registrant: |_|

Check the appropriate box:
   |_|   Preliminary Proxy Statement
   |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   |X|   Definitive Proxy Statement
   |_|   Definitive Additional Materials
   |_|   Soliciting Material Pursuant to ss.240.14a-12

                            IntegraMed America, Inc.

-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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        (4)    Date Filed: April 11, 2008
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[GRAPHIC OMITTED]





April 11, 2008




Dear Stockholder:

It is my pleasure to invite you to the 2008 Annual Meeting of Stockholders of IntegraMed America, Inc. The meeting will be held at 10:00 a.m. (local time) on Tuesday, May 13, 2008, at the Company's corporate offices at Two Manhattanville Road, 3rd Floor, Purchase, New York.

The following pages contain the formal Notice of Annual Meeting of Stockholders and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting, which is the election of eight directors for a term of one year. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. You will find detailed information about IntegraMed America, Inc. in the enclosed 2007 Annual Report to Stockholders.

We hope you can join us on May 13, 2008. Whether or not you can attend, please read the enclosed Proxy Statement. When you have done so, please mark your votes on the enclosed Proxy Card, sign and date the Proxy Card, and return it in the enclosed envelope. Your vote is important to the Company, so please return your Proxy promptly.


Sincerely,

/s/Jay Higham
   ------------------------------------
   Jay Higham
   President & Chief Executive Officer

                            INTEGRAMED AMERICA, INC.
                             Two Manhattanville Road
                            Purchase, New York 10577



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 13, 2008







To the Stockholders:


         Notice is hereby given that the Annual Meeting of the Stockholders of IntegraMed America, Inc. (the "Company") will be held on Tuesday, May 13, 2008, 10:00 a.m. local time, at the Company's headquarters, Two Manhattanville Road, 3rd Floor, Purchase, New York 10577. The meeting is called for the following purposes:

         1. Election of eight directors for a term of one year; and

         2. Transaction of such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on March 21, 2008 are entitled to notice of, and to vote at, the meeting.

         All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if the stockholder has returned the Proxy Card.




                          /s/Claude E. White
                             -------------------------------------------
                             Claude E. White
                             Vice President, General Counsel & Secretary

April 11, 2008

                            INTEGRAMED AMERICA, INC.
                             Two Manhattanville Road
                            Purchase, New York 10577
                                  914-253-8000

                            --------------------------
                                 PROXY STATEMENT
                            --------------------------


                     For the Annual Meeting of Stockholders
                       To Be Held on Tuesday, May 13, 2008


Solicitation of Proxy

         This Proxy Statement is furnished to stockholders of IntegraMed America, Inc. (the "Company") in connection with the solicitation by the Company's Board of Directors of proxies for use at the Annual Meeting of Stockholders of the Company ("Annual Meeting") to be held in Purchase, New York, on Tuesday, May 13, 2008 at 10:00 a.m., and any adjournments of the Annual Meeting.

Mailing Date

         The Annual Report of the Company for 2007, including financial statements, the Notice of Annual Meeting of Stockholders, this Proxy Statement, and the Proxy Card are being mailed to stockholders on or about April 11, 2008.

Who can vote -- Record Date

         The record date for determining stockholders entitled to notice of and to vote at the Annual Meeting is March 21, 2008. Each of the 8,566,144 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company issued and outstanding on the record date is entitled to one vote at the meeting.

How to vote -- Proxy Instructions

         You can vote your shares by mailing in your proxy card. Stockholders who hold their shares in "street name" must vote their shares in the manner prescribed by their brokers.

         In voting on the Directors, you may specify whether your shares should be voted for all, some, or none of the nominees for director.

         If you do not specify on your proxy card how you want to vote your shares, we will vote them "FOR" the election of all nominees for director as set forth under "Election of Directors For a Term of One Year."

 Revocation of Proxies

         You may revoke your Proxy at any time before it is exercised in any of three ways:

         (1) by submitting written notice of revocation to the Company's Secretary, which must be received prior to the Annual Meeting;

         (2) by submitting a new Proxy by mail that is dated later in time and properly signed; or

         (3)  by voting in person at the meeting.

Quorum

         A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if the holders of a majority of the votes entitled to be cast by the stockholders at the Annual Meeting are present, in person or by proxy. Broker "non-votes" and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Required Vote

         Persons receiving a plurality of the voted shares present in person or represented by proxy at the Annual Meeting will be elected directors, meaning the individuals receiving the greatest number of votes will be elected to serve as directors. Shares not voted (whether abstention, broker "non-votes" or otherwise) have no effect on the election. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate that this will occur.

Voting Results

         Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2008.

Other Business

         The Company does not intend to bring any business before the meeting other than that set forth in the Notice of Annual Meeting and described in this Proxy Statement. However, if any other business should properly come before the meeting, the persons named in the enclosed proxy card intend to vote in accordance with their best judgment on such business and any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted by your proxy.

                               SECURITY OWNERSHIP


         The following table sets forth, as of March 31, 2008, certain information concerning the stock ownership of all persons known by the Company to own beneficially 5% or more of the shares of Common Stock, and each director, and each executive officer named under "Executive Compensation", and all directors and executive officers of the Company as a group. Except as indicated in the footnotes to this table, each person has sole voting and dispositve power with respect to all shares attributable to such person.

                                                     Shares of
                                                   Common Stock     Percent of
                                                   Beneficially    Common Stock
Beneficial Owners                                    Owned (1)      Outstanding
-----------------                                  ------------    -------------


Peter R. Kellogg................................   1,093,952(2)         12.8%
IAT Reinsurance Company Ltd.
120 Broadway
New York, NY 10271

Healthinvest Partners  AB.......................     785,341(3)          9.2%
Arsenalsgatan 4
SE-111  47 Stockholm
Sweden

Austin W. Marxe.................................     557,433(4)          6.5%
David M. Greenhouse
527 Madison Avenue, Suite 2600
New York, New York 10022

Dimensional Fund Advisors LP....................     511,247(5)          6.0%
1299 Ocean Avenue
Santa Monica, CA 90401

Officer and Director Stock Ownership

Jay Higham......................................     140,041             1.7%
John W. Hlywak, Jr..............................      81,634             *
Scott Soifer....................................       5,838             *
Joseph J. Travia, Jr............................      28,576             *
Donald S. Wood, PhD.............................      28,281(6)          *

Kush K. Agarwal.................................     134,680(7)          1.6%
Gerardo Canet...................................      28,171             *
Sarason D. Liebler..............................       5,636             *
Wayne R. Moon...................................      29,399(8)          *
Lawrence J. Stuesser............................      54,793(8)          *
Elizabeth E. Tallett............................      71,801(8)          *
Yvonne S. Thornton, M.D.........................       6,945             *

ALL EXECUTIVE OFFICERS AND DIRECTORS
    AS A GROUP (17 persons).....................     649,860(8)          7.6%
--------------

* Represents less than 1% of outstanding shares of Common Stock.

(1) For the purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

(2) Represents 1,093,750 shares held by IAT Reinsurance and its wholly-owned subsidiaries, plus 202 shares held by Cynthia Kellogg, wife of Peter R. Kellogg, and is based on a Schedule 13G/A dated February 14, 2008 filed on behalf of Peter R. Kellogg and IAT Reinsurance Company Ltd. ("IAT"), of which Mr. Kellogg is the sole owner. According to the Schedule 13G/A, Mr. Kellogg has sole dispositive and voting power with respect to the shares held by IAT and its subsidiaries. Mr. Kellogg disclaims beneficial ownership of the shares owned by IAT and its subsidiaries, and his wife.

(3)   Information is based on Schedule 13G/A dated February 14, 2008.

(4) Information is based on Schedule 13G/A dated February 12, 2008 in which Austin W. Marxe and David M. Greenhouse indicate that they share voting and investment power with respect to these shares.

(5) Represents securities reported on Schedule 13G/A dated February 6, 2008 as being owned by various Funds for which Dimensional Fund Advisors LP has sole voting and dispositive power, but disclaims beneficial ownership.

(6) Donald S. Wood, PhD., Sr. Vice President, Operations Administrations, resigned effective December 31, 2007.

(7) Shares are subject to a voting agreement pursuant to which Mr. Agarwal has agreed to vote such shares in favor of any proposal recommended by management of the Company and against any proposal not recommended by management of the Company until August 8, 2009.

(8) Includes exercisable options to purchase Common Stock, including options exercisable within 60 days of March 31, 2008, as follows: Wayne R. Moon -- 10,156; Lawrence Stuesser -- 26,408; and Elizabeth Tallett -- 23,360. As to "All Executive Officers and Directors as a Group," includes an aggregate of 9,476 shares beneficially owned, including exercisable options by executive officers not named above. The address for each of these individuals is c/o IntegraMed America, Inc., Two Manhattanville Road, Purchase, New York 10577.


                  ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

         Each of the nominees is currently a director of the Company. The Board of Directors recommends that the persons named below be elected as directors of the Company and it is intended that your proxy will be voted for the election as directors of the eight persons named below, unless your proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any nominee should become unable or unwilling to serve as a director, your proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

         The following sets forth the names and ages of the eight nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

         KUSH K. AGARWAL (60) became a director of the Company effective August 8, 2007. He has served as President of Vein Clinics of America, Inc., which was acquired by the Company on August 8, 2007, since joining Vein Clinics of America in August 1987. Mr. Agarwal has a Master of Science in Industrial Administration from Carnegie-Mellon University, a Master of Science in Applied Analysis and Operations Research from the State University of New York and a Bachelor of Technology in Mechanical Engineering from Indian Institute of Technology.

         GERARDO CANET (62) served as Chief Executive Officer of the Company from February 14, 1994 to December 31, 2005 and has been a director of the Company since February 14, 1994. Mr. Canet resigned as Chief Executive Officer effective December 31, 2005, but continues to serve as Chairman of the Board and a consultant to the Company. Mr. Canet has been a director of Dendreon Corporation since December 1996. He earned a B.A. in Economics from Tufts University and an M.B.A. from Suffolk University.

         JAY HIGHAM (49) became President and Chief Executive Officer, effective January 1, 2006 and was President and Chief Operating Officer of the Company since June 2004. He was appointed a director of the Company, effective January 24, 2006. In October 1994 Mr. Higham joined the Company as Vice President of Marketing and Development and in January 1999, was promoted to Senior Vice President of Marketing and Development. He earned a B.S. in Psychology from the University of Rochester and a M.H.S.A. from George Washington University.

        SARASON D. LIEBLER (71) became a director of the Company in August 1994. Mr. Liebler is President of SDL Consultants, a privately-owned consulting firm engaged in rendering general business advice. During the past 30 years, Mr. Liebler was a director and/or officer of a number of companies in the fields of home health care, clinical diagnostics, high density optical storage and sporting goods. Mr. Liebler is a graduate of the United States Naval Academy with a B.S.

        WAYNE R. MOON (68) became a director of the Company in May 2001. Mr. Moon joined Kaiser Foundation Health Plan, Inc. in 1970 and was subsequently elected President, Chief Operating Officer and Director. In September 1993, Mr. Moon was appointed President and Chief Executive Officer of Blue Shield of California and a member of its Board of Directors and, later, Chairman. Mr. Moon retired from Blue Shield in January 2000. Until recently, he served as Chairman of the Board of RelayHealth, Inc. He serves on various corporate and civic boards, including Varian, Inc. and the California State Automobile Association. Mr. Moon earned a B.B.A. and a Masters in Hospital Administration from the University of Michigan.

        LAWRENCE J. STUESSER (66) became a director of the Company in April 1994. Since June 1999, Mr. Stuesser has been a private investor. From June 1996 to May 1999, Mr. Stuesser was the President and Chief Executive Officer and a director of Computer People Inc., the U.S. subsidiary of London-based Delphi Group plc., of which he was also a director. Mr. Stuesser was a director of American Retirement Corporation from May 1997 to July 2006. Early in his career, Mr. Stuesser qualified as a certified public accountant and served as an audit manager with Alexander Grant & Company, an accounting firm. Mr. Stuesser holds a B.B.A. in accounting from St. Mary's University.

        ELIZABETH E. TALLETT (59) became a director of the Company in June 1998. Since July 2002, Ms. Tallett has been a Principal of Hunter Partners, LLC, which provides management services to developing life sciences companies. Ms. Tallett held the position of President and Chief Executive Officer of Dioscor, Inc., a biopharmaceutical company, from 1996 until July 2003. Ms. Tallett is a director of The Principal Financial Group, Inc., Varian, Inc., Coventry Health Care, Inc. and Immunicon, Inc. She is a founding board member of the BioNJ and a board member of the Museum of Contemporary Science in New Jersey. Ms. Tallett graduated from Nottingham University with degrees in mathematics and economics.

        YVONNE S. THORNTON, M.D., M.P.H. (60) became a director of the Company in January 2006. Dr. Thornton is a double board-certified specialist in obstetrics, gynecology and maternal-fetal medicine. Dr. Thornton is a former Professor of Clinical Obstetrics and Gynecology at Cornell (Weill) Medical College and Vice-Chair of the Department of OB/GYN and Director of Maternal-Fetal Medicine at Jamaica Hospital Medical Center in New York City where she served from 2002-2005. From 2000-2002, Dr. Thornton was a member of the Department of Obstetrics and Gynecology, Division of Maternal-Fetal Medicine at St. Luke's-Roosevelt Hospital in New York City. Currently, Dr. Thornton is a perinatal consultant at Westchester Medical Center in New York. Dr. Thornton is a Diplomate of the American Board of Obstetrics and Gynecology, a Fellow of the American College of Surgeons and an Oral Examiner for the American Board of Obstetrics and Gynecology. She is the author of the Pulitzer prize-nominated book entitled, "The Ditchdigger's Daughters." After graduating with honors from Monmouth College in New Jersey, she received her M.D. degree with honors from Columbia University College of Physicians and Surgeons. Dr. Thornton also received her Executive Masters (M.P.H.) degree in Health Policy and Management from Columbia University.

        The Board of Directors recommends a vote "FOR" each nominee listed above. Your proxy will be voted in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the nominees listed above.


DIRECTOR INDEPENDENCE

        The Board of Directors has determined that Messrs. Liebler, Moon and Stuesser, Ms. Tallett and Dr. Thornton are independent directors in accordance with Rule 4200(a)(15) of the Nasdaq Marketplace Rules because none of them is believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. Although Mr. Liebler is considered an independent director (as defined by Marketplace Rule 4200), due to the Company's payment to Mr. Liebler of certain fees pursuant to an ongoing consulting arrangement, he does not meet the heightened criteria for audit committee membership pursuant to Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For the period May 15, 2007 to October 8, 2007, Mr. Liebler erroneously served on the audit committee during which time period the committee had one meeting in which he participated as a member.

        Directors are elected by the Company's stockholders at each annual meeting or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting of stockholders or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

        During 2007, the Board of Directors held four regular meetings, one special meeting and two telephonic meetings. Each director attended at least 75% of the aggregate of all meetings of (i) the Board of Directors and (ii) the committees thereof on which each director served during 2007. In 2007, the independent directors of the Board met four times in executive session.

        Stockholders may communicate directly with the directors. All communications should be sent in care of the Secretary of the Company at the Company's address and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for non-employee directors or a particular committee of the directors. If no director is specified, the communication will be forwarded to the entire Board.

        The Company does not have a policy requiring the directors to attend stockholders meetings; however, all of our directors attended the 2007 annual meeting. It is expected that all of our directors will attend the 2008 Annual Meeting.

                             COMMITTEES OF THE BOARD

        The Board of Directors maintains three standing Committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee whose members are set forth below:

          AUDIT                  COMPENSATION        NOMINATING AND GOVERNANCE
          -----                  ------------        -------------------------

      Wayne R. Moon           Sarason D. Liebler        Sarason D. Liebler
  Lawrence J. Stuesser*         Wayne R. Moon             Wayne R. Moon*
   Elizabeth E. Tallett      Lawrence J. Stuesser      Lawrence J. Stuesser
 Yvonne S. Thornton, M.D.   Elizabeth E. Tallett*      Elizabeth E. Tallett
                           Yvonne S. Thornton, M.D.   Yvonne S. Thornton, M.D.

        *Committee Chairperson

AUDIT COMMITTEE

        The Audit Committee is charged by the Board of Directors to (i) study, review and evaluate the Company's accounting, auditing and financial reporting practices, including the internal controls and audit functions, (ii) assess the Company's compliance with legal and regulatory requirements, and (iii) select the independent auditors and review their qualifications, independence and performance, while being the focal point for communications between the Board of Directors, management and the independent auditors. More specifically, the Audit Committee pre-approves all audit and non-audit services to be performed by the independent auditors, reviews the scope and results of the audit of the Company's financial statements, reviews financial statements and periodic filings with the Commission, and discusses the same with management.

        Each Audit Committee member meets the independence standards of The Nasdaq Stock Market, Inc., except that for the period May 15, 2007 to October 8, 2007 Mr. Liebler erroneously served on the Audit Committee although he did not meet the heightened criteria for audit committee membership pursuant to Rule 10A-3(b)(1) under the Exchange Act due to the Company's payment to Mr. Liebler of certain fees pursuant to an ongoing consulting arrangement. The Board of Directors has determined that in addition to being independent, Mr. Stuesser is an "audit committee financial expert" as such term is defined in Item 407 of Regulation S-K promulgated by the Commission. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter is available to stockholders at the Company's website http://www.integramed.com under the Investors' Relation Section thereof.

        The Audit Committee held four regular meetings and four telephonic meetings in 2008.

COMPENSATION COMMITTEE

        The Compensation Committee, under a delegation of authority from the Board of Directors, reviews and makes decisions with respect to salaries, wages, bonuses, equity awards and other benefits and incentives for executive officers of the Company. The Compensation Committee held four regular meetings in 2007.

        The Compensation Committee has a charter, a copy of which is available to stockholders at the Company's website http://www.integramed.com under the Investors' Relation Section thereof.

Compensation Committee Interlocks and Insider Participation

         For 2007, the members of the Compensation Committee were Ms. Tallett (Chairperson) and Messrs. Liebler, Moon and Stuesser, and Dr. Thornton, all of whom are independent directors. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries. For 2007, no executive officer of the Company served on the Compensation Committee or Board of Directors of any other entity, which had any executive officer who also served on the Compensation Committee or Board of Directors of the Company.

NOMINATING AND GOVERNANCE COMMITTEE

        The Board of Directors maintains a Nominating and Governance Committee consisting of independent directors as defined by NASDAQ rules. The primary purpose of the Committee is to provide oversight on the broad range of issues surrounding the composition and operation of the Board of Directors, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of stockholders, and recommending to the Board a set of corporate governance principles applicable to the Company. The Committee also provides assistance to the Board in the areas of Committee selection, evaluation of the overall effectiveness of the Board and management, and review and consideration of developments in corporate governance practices. The Committee's goal is to assure that the composition, practices, and operation of the Board contribute to value creation and effective representation of the Company stockholders. The Nominating and Governance Committee held four meetings in 2007.

        The Nominating and Governance Committee will consider candidates for board membership whose qualifications, including business experience and skills, lend themselves to advancing the Company's best interests. There are no minimum qualifications. Stockholders may recommend candidates for consideration by the Nominating and Governance Committee by writing to the "Chairperson, Nominating and Governance Committee, c/o IntegraMed America, Inc., Two Manhattanville Road, Purchase, New York 10577." Such recommendations for the 2009 annual meeting of stockholders must be received by the Company between January 13, 2009 and February 14, 2009. The Nominating and Governance Committee will evaluate candidates recommended by stockholders in the same manner as candidates identified by any other source. The Nominating and Governance Committee's process for identifying and evaluating nominees for director, including nominees recommended by stockholders, includes background and reference checks, together with personal interviews.

        The Nominating and Governance Committee has a charter, a copy of which is available to stockholders at the Company's website http://www.integramed.com under the Investors' Relation Section thereof.


                              DIRECTOR COMPENSATION


        In 2007, non-employee directors of the Company were paid an annual retainer of $22,500 and a fee of $1,500 for each regularly scheduled meeting of the Board attended. The chairpersons of the Compensation Committee and the Nominating and Governance Committee were paid $1,500 each for serving as chairperson and the Chairperson of the Audit Committee was paid $3,000 for serving as chair of the Audit Committee. Directors were also reimbursed for expenses incurred in attending meetings. Additionally, non-employee directors were granted, as part compensation for services rendered, 2,358 shares of Common Stock, with a market value of $30,000 based on the closing price per share of the Company's Common Stock on the date of the grant which was May 15, 2007. Directors who are also executive officers are not compensated for their services as directors. For 2008, each non-employee director currently receives (1) an annual retainer fee of $30,000; (2) $5,000 if he or she serves as Chairperson of a Committee and $8,000 if he or she serves as Chairperson of the Audit

Committee; (3) $2,000 for each regular Board meeting attended ($2,000 for any special meeting or committee meeting not coinciding with a regularly scheduled Board meeting) and are reimbursed for reasonable travel expenses incurred in attending meetings; and (4) a stock grant, upon election at the Annual Meeting equal to the number of shares resulting from dividing $40,000 by the closing market price on the day before the Annual Meeting, with vesting upon grant.


        The Company's philosophy regarding director compensation is to recognize that in order to attract and retain directors who are willing to contribute time and talent to the Company, it is important to compensate competitively such persons. With that philosophy in mind, the Company attempts to provide fair cash compensation for a Company of its size and also provide directors with "skin in the game" by awarding, as part compensation, stock in the Company. With stock as part of a director's compensation, the resulting objective is to enable directors to align their interests with shareholders. So directors are expected to appreciate the importance of improving stock performance and providing investors with long-term gains. Directors aren't paid for their roles on Committees, other than as serving as Chairperson. Committees meet in conjunction with Board meetings and accordingly, the Company believes there shouldn't be additional compensation for Committee involvement. On the other hand Committee chairpersons are expected to interact more with management and therefore should be compensated for the additional time.

        During 2006, the Board established a requirement that directors own Company stock equal to five times the annual retainer fee, which based on the 2008 annual retainer would mean $150,000 in Company stock; provided, however, a director has five years to achieve this requirement.,

        The following table sets forth a summary of the compensation paid or accrued by the Company during the year ended December 31, 2007 for the Company's Directors, but excludes any management Director whose compensation is reflected on the Summary Compensation Table for Named Executive Officers:


                                DIRECTOR COMPENSATION TABLE FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

                                                                        Change in
                        Fees                                          Pension Value
                        Earned                         Non-Equity          and
                        or       Stock    Option       Incentive      Nonqualified      All Other
                        Paid     Awards    Awards         Plan          Deferred      Compensation     Total
         Name           in Cash    ($)       ($)      Compensation    Compensation         ($)          ($)
                          ($)                             ($)           Earnings
----------------------- -------- -------- ---------- --------------- ---------------- -------------- ----------

Gerardo Canet           $28,500  $30,000      --            --              --          $125,000      $183,500
----------------------- -------- -------- ---------- --------------- ---------------- -------------- ----------

Sarason Liebler          28,500   30,000      --            --              --            96,107       154,607
----------------------- -------- -------- ---------- --------------- ---------------- -------------- ----------

Wayne Moon               30,000   30,000      --            --              --               -0-        60,000
----------------------- -------- -------- ---------- --------------- ---------------- -------------- ----------

Lawrence Stuesser        31,500   30,000      --            --              --               -0-        61,500
----------------------- -------- -------- ---------- --------------- ---------------- -------------- ----------

Elizabeth Tallett        30,000   30,000      --            --              --               -0-        60,000
----------------------- -------- -------- ---------- --------------- ---------------- -------------- ----------

Yvonne Thornton, M.D.    28,500   30,000      --            --              --               -0-        58,500
----------------------- -------- -------- ---------- --------------- ---------------- -------------- ----------

        The amounts in "All Other Compensation" include for Messrs. Canet and Liebler, consulting fees in the amount of $125,000 and $96,107, respectively, paid or accrued for in 2007.

        The aggregate number of outstanding options held by Directors as a group at December 31, 2007 was 75,769 shares.

                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

        The following sets forth the business experience of executive officers who are not also directors of the Company:

        JAY HIGHAM (49) Mr. Higham's business experience is set forth under the business experience of Company Directors.

        JOHN W. HLYWAK, JR. (60) joined the Company in July 1999 as its Senior Vice President and Chief Financial Officer and was named Executive Vice President and Chief Financial Officer in March 2006. Mr. Hlywak is a C.P.A. and has a B.S. degree in Accounting from Widener University.

        ANGELA GIZINSKI (58) joined the Company in April 2006 as Vice President, Human Resources. For more than 3 years prior to joining the Company, Ms. Gizinski was Director, Human Resources with Sara Lee Branded Apparel, now known as Hanesbrands, Inc. Ms. Gizinski has an Associates Degree from Bay Path College and a BA in Human Resource Management from Fairfield University.

        MIRI POLACHEK (35) joined the Company in June 2006 as Vice President, Finance. For more than 4 years prior to joining the Company, she was employed at Pfizer where she supervised Sarbanes-Oxley compliance for the US Pharmaceuticals market and provided financial analysis and decision support to senior Sales and Marketing management. Ms. Polachek has a Bachelor's Degree in Economics and Mathematics from Boston University, a Master's Degree in Health Economics from Boston University, and an MBA from the New York University Stern School of Business.

        VIJAY REDDY (41) serves as Vice President, Information Systems. Before joining the Company in 2003 as Manager of Technical Operations, Mr. Reddy was Director of Infrastructure & Technology for Lifetime Television in New York. He also has held management positions in Information Systems with Martha Stewart Living Omnimedia, Conde Nast Publications, Viacom and Schlumberger. Mr. Reddy has a Bachelor's degree in Computer Science from St. John's University, and he is a certified IEEE Computer Systems Engineer.

        PAMELA SCHUMANN (42) was appointed President of the Company's Consumer Services Division in September 2007. Prior to that she served as Vice President, Consumer Services. She joined the Company in 2001 to help launch the Company's consumer services initiative. Ms. Schumann received her BA in Marketing from University of Maryland's Robert H. Smith School of Business.

        SCOTT SOIFER (44) joined the Company in January 2005 as Vice President, Marketing and Development. For more than 2 years prior to joining the Company, Mr. Soifer was an Associate Partner at Accenture (formerly Andersen Consulting), specializing in Healthcare strategy, focused primarily on the health insurance sector. Mr. Soifer has a Bachelor's degree in Computer Science from the University of California at Santa Barbara and an MBA from the Kellogg School of Management at Northwestern University.

        JOSEPH J. TRAVIA, JR. (54) was appointed President of the Company's Fertility Centers Division in September 2007. Prior to that he served as Senior Vice President, Operations, Eastern Region. He joined the Company in 2000 as its Vice President and Executive Director of Reproductive Science Center in New England. Mr. Travia is a CPA and earned a B.S. in Management from Boston College and an M.B.A. from Babson College.

        CLAUDE E. WHITE (59) joined the Company in March 1995 as General Counsel and Assistant Secretary. In January 1998, Mr. White became Corporate Secretary, in addition to General Counsel, and in May, 2002 became a Vice President. Mr. White received his B.A. degree in Political Science from Rutgers College and his J.D. degree from Rutgers School of Law.

                      COMPENSATION DISCUSSION AND ANALYSIS

Objectives

        The objective of the Company's compensation program, consisting of base salary, executive incentive compensation (performance-based compensation) and restricted stock grants, is to ensure that in the Company's effort to create shareholder value, the Company attracts, motivates and retains executives capable of assisting in the creation of such shareholder value.

        The Company's compensation program is designed first to be competitive by providing base salaries that are market driven; second, to reward for Company and individual performance through annual incentive compensation awards and third, to retain executives through the grant of restricted stock awards that provide for vesting over time. Additionally, commencing with 2008, the Company has awarded senior executives with stock option awards that vest over a four-year period. In order to be market competitive with salaries, the Company annually assesses market salaries and attempts to ensure that salaries for Company executives fall within the mid to upper range of salaries for comparable positions, taking into consideration experience, backgrounds and annual individual performance reviews for individual executives, but qualified to comparable size companies within comparable industries. With respect to executive incentive compensation, executives are expected to accomplish individual goals annually that contribute to the overall growth of the Company. To the extent the goals are accomplished, such executives are rewarded. Additionally, executives are rewarded if certain revenue and bottom-line goals are achieved by the Company each year, with greater reward being provided based on higher level of achievement.

        The Company believes that linking executive compensation to corporate performance results in a better alignment of compensation with Company goals and the interests of the Company's shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are rewarded commensurately. The Company believes the compensation levels during the fiscal year 2007 for executives and the chief executive officer adequately reflect the Company's compensation goals and philosophy.

Elements of the Compensation Program

        The Company has chosen these three elements of compensation because of the belief that taken together, base salary, executive incentive compensation and restricted stock grants represent the fairest way to compensate for services, provide an incentive for increased compensation and help align an executive's interest with that of shareholders by seeking to improve stock performance and thereby benefit from such result. Each individual's base salary is determined based on years of experience and market rates for similar positions with other companies of comparable size. A significant part of an eligible executive's compensation is the incentive bonus compensation program which is 65% of salary for the President & CEO, 50% of salary for the Executive Vice President & CFO, 40% of salary for Senior Vice Presidents and 30% of salary for Vice Presidents. The program has been designed to (i) reward eligible employees who have achieved specific business and financial success during the Company's fiscal year, (ii) give eligible employees the incentive to strive for higher productivity, efficiency and quality of services and (iii) encourage the "best" people to join and stay with the Company. The program is based on achieving specific goals and is not meant as a reward for hard work or long hours, but rather reward executives for results. Part I of the Company's incentive compensation is based on the Company's performance versus budget. The maximum amount earned under Part I is 60% of an individual's total maximum incentive compensation which, as stated, ranges from 65% to 30% of base salary.
Part II of the Company's incentive compensation is based on the achievement of certain common milestones related to Company achievements and specific milestones established for each executive. The common milestones are applicable to all eligible employees and the specific milestones apply to each eligible employee and are determined by each executive's individual supervisor with the approval of the President. For Mr. Higham, the President, the 2007 common milestones represented 10% of the bonus eligibility and specific milestones represented 30% of his bonus eligibility for 2007. For Mr. Hlywak, the Executive Vice President and CFO, 10% of his eligible bonus was based on the Common Milestones and specific milestones represented 30% of his bonus eligibility for 2007.

        The Company's President & CEO recommends to and consults with the Compensation Committee with respect to the salary of executive officers. In order to assure that executive compensation is both competitive and appropriate, the Compensation Committee reviews executive compensation in its entirety before determining compensation level adjustments. In that connection, the overall compensation of executives is intended to be a percentage of base salary which is projected to range from 115% to 136% for 2008.

        Historically, the Company's executive compensation structure emphasized cash components over long-term incentive components, due primarily to the low trading volume of the Company's stock. As the Company has grown and experienced higher trading volume and price, it has become more feasible to increase the emphasis on long-term incentives, making the Company's executive compensation more competitive with comparable companies.

Allocation of Compensation Among the Three Elements

        In determining what portion or percentage of an executive's compensation is to be allocated among the three elements discussed above, the Company has determined that the largest portion should be allocated to base salary, the next portion to incentive compensation and the smallest portion to restricted stock grants. The Company recognizes that in order to attract, motivate and retain executives, there must be a connection among each element of compensation that accomplishes these three objectives. The base salary serves to attract competent executives in what is an increasingly competitive market place. The incentive compensation award becomes a good motivator to provide annual incentives for executives to strive for the highest level of productivity resulting in shareholder value. Lastly, the restricted stock grants serve to retain executives because the vesting of the shares granted is over a period of time and with the growth of the stock, each executive's well being is aligned with that of the shareholders.

Perquisites

        Based on the Company's relative size, perquisites that have historically been provided to executives at other companies are not offered at the Company. Our CEO, Jay Higham, is provided with a leased vehicle that is maintained at Company expense. The total 2007 expenses incurred by the Company related to the leased vehicle were $10,255.00.

401(k) Defined Contribution Plan

        The Company maintains a 401(k) and Profit Sharing Plan which allows executives, as well as other employees of the Company, to make elective salary deferrals in accordance with IRS regulations. The Company does provide a discretionary match of 25% of an individual's maximum contributions of $15,500 up to 1.5% of an individual's compensation of $225,000 or less for the fiscal year, for a maximum match of $3,375 per individual. For the CEO, CFO and the other Named Executive Officers, the Company contributed a match for 2007 ranging from $2,895 to $3,300.

Retirement Benefits

        No retirement benefits are provided to Company executives.

Severance and Change in Control Arrangements

         The Company believes that executives, after years of service to the Company, should not be arbitrarily affected due to a "change in control." For that reason, the Company enters into retention agreements with executive officers providing for certain termination benefits if a "change in control" occurs and such executives are terminated without cause within a specified period. On October 10, 2005, the Company entered into an employment agreement with Jay Higham to serve as its President and Chief Executive Officer, effective January 1, 2006. Pursuant to the employment agreement, Mr. Higham was appointed director of the Company on January 24, 2006. The employment agreement provides for Mr. Higham to receive an annual salary of $275,000, subject to increases. Under the employment agreement, Mr. Higham was granted shares of the Company with a value of $400,000 based on the closing price of the Company's stock on the first trading day of January 2006. The number of shares granted was 32,000 and they vest over a 10-year period. Pursuant to the agreement, the Company may terminate Mr. Higham's employment without cause on thirty days' notice, in which event Mr. Higham will receive, as severance pay, twelve months' base salary payable, plus Mr. Higham's annual bonus, without regard to the condition precedents established under the bonus plan, in a lump sum. Under the agreement, if Mr. Higham had been terminated effective December 31, 2007, based on his 2007 compensation he would have been paid $300,000 representing his 2007 base salary and $195,000 representing his accrued 2007 bonus.

         The employment agreement further provides that in the event that within one year after a "Change of Control" (as defined therein) of the Company, Mr. Higham's employment is terminated by Mr. Higham for "Good Reason" (as defined therein) or by the Company without cause, Mr. Higham will be paid a lump sum amount equal to his base salary for a 24-month period following termination, plus twice the full amount of Mr. Higham's annual bonus based on his then current salary, without regard to the condition precedents established for the bonus payment. Based on this change of control provision, if there had been a change of control of the Company in 2007 and Mr. Higham's employment had terminated effective December 31, 2007, either for "Good Reason" by Mr. Higham or without cause by the Company, Mr. Higham would be entitled to termination pay equal to $600,000 representing his then annualized base salary for 24-months, plus $390,00 representing twice the amount to which he was eligible under the Company's Executive Incentive Compensation Plan for 2007.

         Under the employment agreement, Mr. Higham has agreed not to compete with the Company while employed by the Company and for a period of two years thereafter.
                                 --------------

         The Company is also party to Executive Retention Agreements with its executive officers, including Mr. Hlywak, the Company's Principal Financial Officer and the other named executive officers set forth in the foregoing compensation table.

         The Executive Retention Agreements (the "Agreements") provide for certain severance payments and benefits to the named executives in the event of a termination of their employment, either by the Company without cause, or by the executive for "Good Reason" (as defined therein), at any time within eighteen (18) months following a "Change in Control" (as defined therein) of the Company (any such termination, a "Qualifying Termination"). More specifically, the Agreements provide the named executives with one additional year of salary, bonus (if applicable), and benefits (or equivalent), more than he or she would previously have been entitled to receive upon a termination without cause. Accordingly, pursuant to the Agreements, in the event of a Qualifying Termination, the named executives will be paid one year's severance. Pursuant to the terms of the Agreements, all incentive options granted to the respective executive would become fully vested upon a Qualifying Termination, subject to certain terms and conditions. Also, pursuant to the Agreements, the Company would be required to pay each respective executive for all reasonable fees and expenses incurred by the respective executive in litigating his or her rights, thereunder, to the extent the executive is successful in any such litigation.

         In the event an executive officer, other than Mr. Higham who would be paid in accordance with the terms of his employment agreement, is terminated without cause under circumstances outside a "Change in Control," each person would be paid ninety (90) days salary continuation. In the event Mr. Hlywak had been terminated without cause effective December 31, 2007 as a result of a "change in control" in 2007, Mr. Hlywak would have been paid $245,000 representing his 2007 annual base salary and $122,500 representing the bonus amount Mr. Hlywak was eligible to receive. For each of the other named executive officers, had they been terminated without cause effective December 31, 2007 as a result of a "change in control" in 2007, they would have been paid their respective 2007 base salaries and bonus amount which they would have been eligible to receive. For Mr. Wood, the payment would have been $225,000 in salary and $90,000 in bonus. For Mr. Soifer, the payment would have been $193,000 in salary and $57,900 in bonus. For Mr. Travia, the payment would have been $222,654 in salary and $89,061 in bonus.

         Finally, Section 162(m) of the Internal Revenue Code, in certain circumstances, limits to $1 million the deductibility of compensation, including stock-based compensation, paid to executives by public companies. None of the compensation paid to executive officers named in the Summary Compensation Table for fiscal year 2007 exceeded the threshold for deductibility under Section 162(m).

                           SUMMARY COMPENSATION TABLE

        The following table sets forth a summary of the compensation paid or accrued by the Company during the years ended December 31, 2007 and 2006 for the Company's Chief Executive Officer, Chief Financial Officer and for the next three most highly compensated executive officers (the "Named Executive Officers").

                                                                                     Change in
                                                                         Non-        Pension
                                                                         Equity      Value and
                                                                         Incentive   Nonqualified
                                                                         Plan        Deferred           All
    Name and                                       Stock      Option     Compen-     Compensation      Other
   Principal      Year     Salary      Bonus       Awards     Awards     sation      Earnings       Compensation     Total
    Position                ($)         ($)         ($)        ($)        ($)             ($)          ($) *          ($)
---------------   ----    --------    --------    --------    -------    ---------   ------------   ------------    -------
Jay Higham
(President and    2007    $300,000    $195,000    $154,000     -0-        -0-           N/A          $13,555       $662,555
Chief Executive   2006    $275,000    $148,500    $441,250     -0-        -0-           N/A          $15,828       $880,578
Officer)
---------------   ----    --------    --------    --------    -------    ---------   ------------   ------------    -------

John W.
Hlywak, Jr.       2007     245,000     122,500      84,807      -0-        -0-           N/A           3,300        455,607
(Executive Vice   2006     234,000     105,750      28,200      -0-        -0-           N/A           3,300        382,500
President and
Chief
Financial
Officer)
---------------   ----    --------    --------    --------    -------    ---------   ------------   ------------    -------

Donald S. Wood,
PhD (1)           2007     225,000      81,000      24,600     -0-        -0-           N/A            3,300        333,900
(Sr. Vice         2006     220,500      70,560      19,800     -0-        -0-           N/A            3,300        314,160
President)
---------------   ----    --------    --------    --------    -------    ---------   ------------   ------------    -------

Scott Soifer
(Sr. Vice         2007     193,000      57,900      36,740     -0-        -0-           N/A            2,895        290,535
President,        2006     185,000      44,400       9,476     -0-        -0-           N/A            2,775        239,151
Strategy &
Development)
---------------   ----    --------    --------    --------    -------    ---------   ------------   ------------    -------

Joseph J.
Travia, Jr.       2007     222,654      87,200     124,600     -0-        -0-           N/A            3,300        437,754
(Fertility        2006     201,076      63,570      19,800     -0-        -0-           N/A            3,015        287,461
Center Division
President)
---------------   ----    --------    --------    --------    -------    ---------   ------------   ------------    -------

*This column includes the amounts of $10,255 and $12,528 for the years 2007 and 2006, respectively, paid by the Company in connection with a vehicle leased for Mr. Higham, plus amounts for the listed persons representing Company matches made for the named individuals under the Company's 401(k) Plan.

------------------
(1) Dr. Wood resigned effective December 31, 2007.

     GRANTS OF PLAN-BASED AWARDS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007


         The following table sets forth certain information concerning the Named Executive Officers with respect to Grants of Plan-Based Awards for the fiscal year ended December 31, 2007:


Name              Grant     Estimated Future Payouts Under    Estimated Future Payouts All Other All Other   Exercise or  Grant Date
                  Date      Non-Equity Incentive Plan Awards  Under Equity Incentive   Stock     Option       Base Price  Fair Value
                                                              Plan Awards              Awards:   Awards:      of Option   Of Stock
                                                                                       Number    Number of     Awards      & Option
                                                                                       of Shares Securities    ($/Sh)       Awards
                                                                                       of Stock  Underlying
                                                                                       or Units  Options
                                                                                         (#)       (#)


                                                                                         (i)        (j)            (k)         (l)
                         -----------------------------   --------------------------   ---------------------------------------------
                         Threshold  Target    Maximum     Threshold Target  Maximum
                            ($)       ($)       ($)           (#)     (#)      (#)

       (a)         (b)      (c)      (d)        (e)          (f)      (g)     (h)
--------------- ------- --------- -------- -----------   ---------- ------ ----------- -------     -----         ------- ----------

Jay Higham      5/15/07   N/A       N/A        N/A          N/A       N/A     N/A      4,246       None            -0-      $54,000
                9/24/07                                                                8,591                               $100,000
--------------- ------- --------- -------- -----------   ---------- ------ ----------- -------     -----         ------- ----------

John W. Hlywak, 5/15/07   N/A       N/A        N/A          N/A       N/A     N/A      2,736       None            -0-      $34,802
Jr.             9/24/07                                                                4,296                                $50,000
--------------- ------- --------- -------- -----------   ---------- ------ ----------- -------     -----         ------- ----------

Donald S. Wood, 5/15/07   N/A       N/A        N/A          N/A       N/A     N/A      1,934       None            -0-      $24,600
PhD.
--------------- ------- --------- -------- -----------   ---------- ------ ----------- -------     -----         ------- ----------

Scott Soifer    5/15/07   N/A       N/A        N/A          N/A       N/A     N/A        923       None            -0-      $11,740
                9/34/07                                                                2,148                                $25,000
--------------- ------- --------- -------- -----------   ---------- ------ ----------- -------     -----         ------- ----------

Joseph J.       5/15/07   N/A       N/A        N/A          N/A       N/A     N/A      1,934       None            -0-      $24,600
Travia, Jr.     9/24/07                                                                8,591                               $100,000
--------------- ------- --------- -------- -----------   ---------- ------ ----------- -------     -----         ------- ----------


                 OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

      The following table sets forth outstanding equity awards with respect to the Named Executive Officers at December 31, 2007:

            --------------------------------------------------------    --------------------------------------------------------
                               Option Awards                                                  Stock Awards
            --------------------------------------------------------    --------------------------------------------------------
Name         Number of   Number of     Equity       Option   Option     Number of   Market Value  Equity Incentive  Equity
             Securities  Securities    Incentive    Exercise Expira-    Shares or   of Shares or  Plan Awards:      Incentive
             Underlying  Underlying    Plan Awards: Price    tion       Units of    Units of      Number of         Plan Awards:
             Unexercised Unexercised   Number of    ($)      Date       Stock       Stock That    Unearned Shares,  Market or
             Options     Options       Securities                       That Have   Have Not      Units or Other    Payout Value
             (#)         (#)           Underlying                       Not Vested  Vested        Rights that       of Unearned
             Exercisable Unexercisable Unexercised                                  ($)           have not vested   Shares, Units,
                                       Unearned                                                         (#)         or Other Rights
                                       Options                                                                      that have not
                                                                                                                    yet vested
                                                                                                                        ($)

     (a)          (b)        (c)            (d)        (e)   (f)         (g)          (h)              (i)              (j)
------------ ----------- ------------- ------------ -------- --------- ---------- -------------   ---------------   ------------

Jay Higham        -0-        -0-            -0-        N/A     N/A     36,737 (1)   $422,476           -0-               -0-

------------ ----------- ------------- ------------ -------- --------- ---------- -------------   ---------------   ------------

John W.           -0-        -0-            -0-        N/A     N/A      7,143 (1)     82,145           -0-               -0-
Hlywak, Jr.
------------ ----------- ------------- ------------ -------- --------- ---------- -------------   ---------------   ------------
Scott Soifer      -0-        -0-            -0-        N/A     N/A      2,729 (1)     31,384           -0-               -0-

------------ ----------- ------------- ------------ -------- --------- ---------- -------------   ---------------   ------------
Joseph J.        8,061       -0-            -0-       2.94   3/21/2012  7,631 (1)     87,757           -0-               -0-
Travia, Jr.

------------ ----------- ------------- ------------ -------- --------- ---------- -------------   ---------------   ------------
Donald S.         -0-        -0-            -0-        N/A      N/A         -0-         -0-            -0-               -0-
Wood, PhD.
------------ ----------- ------------- ------------ -------- --------- ---------- -------------   ---------------   ------------


(1) Restricted stock awards granted May 23, 2005 to the named executive officers vest over a 36-month period at the rate of 8.33% every 90 days of the 36-month period. Restricted stock awards granted January 4, 2006 to Mr. Higham vest over a 120-month period at the rate of 2.5% every 90 days of the 120-month period. Restricted stock awards granted May 23, 2006 to the named executive officers vest over a 36-month period at the rate of 8.33% every 90 days of the 36-month period. Restricted stock awards granted May 15, 2007 to the named executive officers vest over a 36-month period at the rate of 8.33% every 90 days of the 36-month period. 25% of the restricted stock awards granted to Messrs. Higham, Hlywak and Soifer on September 24, 2007 vested immediately with the balance vesting over a 36-month period at the rate of 8.33% every 90 days of the 36-month period. A restricted stock award granted to Mr. Travia vests over a 60-month period at the rate of 5% every 90 days of the 60-month period.

OPTION EXERCISES AND STOCK VESTED FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007



         The following tables shows with respect to the Named Executive Officers option exercises and stock award vesting for the year ended December 31, 2007:


------------------------------------- ----------------------------------- -----------------------------------
                                                Option Awards                        Stock Awards
------------------------------------- ----------------------------------- -----------------------------------

               Name                      Number of       Value Realized      Number of       Value Realized
                                      Shares Acquired     on Exercise     Shares Acquired      on Vesting
                                        on Exercise           ($)            on Vesting           ($)
                                            (#)                                 (#)

                (a)                         (b)               (c)               (d)                (e)
------------------------------------- ----------------- ----------------- ----------------- -----------------
Jay Higham                                     -0-                -0-            9,306         $107,019
------------------------------------- ----------------- ----------------- ----------------- -----------------
John W. Hlywak, Jr.                            -0-                -0-            3,883           44,655
------------------------------------- ----------------- ----------------- ----------------- -----------------
Donald S. Wood, PhD.                           -0-                -0-            4,495           51,693
------------------------------------- ----------------- ----------------- ----------------- -----------------
Scott Soifer                                   -0-                -0-            1,336           15,364
------------------------------------- ----------------- ----------------- ----------------- -----------------
Joseph J. Travia, Jr.                          -0-                -0-            3,906           44,919
------------------------------------- ----------------- ----------------- ----------------- -----------------


                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth, as of December 31, 2007, equity compensation plan information under which equity securities are authorized for issuance:


---------------------------- -------------------------- -------------------------- --------------------------
                              Number of securities to       Weighted-average         Number of securities
                              be issued upon exercise       exercise price of       remaining available for
                              of outstanding options,     outstanding options,       future issuance under
                                warrants and rights        warrants and rights        equity compensation
                                                                                       plans (excluding
                                                                                    securities reflected in
                                                                                          column (a))
       Plan Category                    (a)                        (b)                        (c)
---------------------------- -------------------------- -------------------------- --------------------------
Equity compensation
    plans approved by                 102,219                    $2.3321                    583,813
    security holders
---------------------------- -------------------------- -------------------------- --------------------------
Equity compensation
    plans not approved                  -0-                        N/A                        -0-
    by security holders

---------------------------- -------------------------- -------------------------- --------------------------
           Total                      102,219                    $2.3321                    583,813
---------------------------- -------------------------- -------------------------- --------------------------

Pension Benefits

         The Company does not have any pension plans.

Nonqualified Deferred Compensation

         The Company does not have a deferred compensation plan.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

         To the Company's knowledge, based solely on the Company's review of copies of such reports furnished to the Company and written representations from certain reporting persons that no other reports were required, all of the Company's executive officers and directors, and greater than 10% beneficial owners complied with applicable Section 16(a) filing requirements during the year ended December 31, 2007, except that Messrs. Higham, Hlywak, Travia and White, failed to file timely a Form 4 to report a grant of shares on September 24, 2007 because of timing delays in returning to the Company's office from business travel. Such Form 4s which should have been filed on or before September 26, 2007 were filed on September 28, 2007 to report these transactions.

                        COMPENSATION COMMITTEE REPORT(2)

        The Compensation Committee, under a delegation of authority from the Board of Directors, reviews and makes decisions with respect to salaries, wages, bonuses, equity awards and other benefits and incentives for executive officers of the Company. The Compensation Committee also administers all compensation programs for executive management of the Company. The Compensation Committee held four meetings in 2007.

        The Compensation Committee has a charter, a copy of which is available to stockholders at the Company's website http://www.integramed.com under the Investors' Relation Section thereof.

        The Compensation Committee reviewed and discussed the Compensation Discussion & Analysis with management and, based on that review, recommended to the Board of Directors the inclusion of the Compensation Discussion & Analysis in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2007.


Elizabeth E. Tallett (Chairperson)
Sarason D. Liebler
Wayne R. Moon
Lawrence J. Stuesser
Yvonne S. Thornton, M.D.


                           AUDIT COMMITTEE REPORT(3)

         The Audit Committee has oversight for the Company's financial reporting on behalf of the Board of Directors. The Audit Committee, composed of four independent (as defined by Section (a)(15) of Nasdaq Rule 4200) directors, held four regular and four telephonic meetings in 2007, and operates under an amended and restated charter approved by the Board of Directors in December 2006. One member of the Audit Committee, Mr. Stuesser, is an "audit committee financial expert" as such term is defined in Item 407 of Regulation S-K promulgated by the Commission.

          Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls and the Company's compliance with legal and regulatory requirements. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company's Annual Report on Form 10-K.

         The Audit Committee has discussed with the Company's independent auditors, Amper, Politziner & Mattia, P.C., the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380) as adopted by the Public Accounting Oversight Board in Rule 3200 T.

-----------------------------
(2) The material in this report is not soliciting material, is not deemed filed with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates the report by reference in any such document, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing. The Company has specifically incorporated this report by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. As such, this report will be deemed furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act as a result of furnishing the disclosure in this manner.

(3) The material in this report is not soliciting material, is not deemed filed with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates the report by reference in any such document, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

         The Audit Committee has received and reviewed the written disclosures and the letter from Amper, Politziner & Mattia, P.C. required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Amper, Politziner & Mattia, P.C. their independence.

         The Audit Committee has also considered whether any services provided by Amper, Politziner & Mattia, P.C. not related to the audit of the financial statements referred to above and the reviews of the interim financial statements included in the Company's Form 10-Qs for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 were compatible with maintaining the independence of Amper, Politziner & Mattia, P.C.

         Based on the reviews and discussions referred to above, the Audit Committee, in accordance with its charter, recommended to the Company's Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The Committee has appointed Amper, Politziner & Mattia, P.C. for the Company's 2008 fiscal year audit.

     Lawrence J. Stuesser (Chairperson)
     Wayne R. Moon
     Elizabeth E. Tallett
     Yvonne S. Thornton, M.D.


                         INDEPENDENT PUBLIC ACCOUNTANTS


       On April 14, 2005, the Company engaged Amper, Politziner & Mattia, P.C. ("Amper") as its independent registered public accounting firm. The Audit Committee of the Company's Board of Directors made the decision to engage Amper.

       The Audit Committee engaged Amper to audit the Company's financial statements for the fiscal years ended December 31, 2005, December 31, 2006 and December 31, 2007. A representative from Amper is expected to be present at the 2008 Annual Meeting with the opportunity to make a statement, if desired. The Amper representative is also expected to be available to respond to appropriate questions.

Pre-Approval Policy

         In accordance with the requirements of the Sarbanes-Oxley Act of 2002 (the "Act") and the Audit Committee Charter, as amended in 2006, all audit and audit-related work and all non-audit work performed by the independent accountants, must be submitted to the Audit Committee for specific approval in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee has not delegated any of its responsibilities to management.

         All of the services described below for 2007 and 2006 were pre-approved by the Audit Committee and/or the Committee Chairman before such services were rendered by Amper for the fiscal years ended December 31, 2006 and December 31, 2007.

Audit Fees

         Audit fees billed or expected to be billed to the Company by Amper for the audit of the consolidated financial statements included in the Company's Annual Report on Form 10-K, reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and consultation on accounting topics for the year ended December 31, 2007 totaled $261,000. Similar fees by Amper for the year ended December 31, 2006 totaled $160,000.

Audit-Related Fees

         The aggregate fees billed by Amper for audit-related services for the year ended December 31, 2007 were $103,000 and primarily related to employee benefit plans and acquisition reviews. The aggregate fees billed by Amper for audit related services for the year ended December 31, 2006 were $33,500 and primarily related to the Company's restatement of its Financial Statements in Form 10-K for the year ended December 31, 2005 and Forms 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.

Tax Fees
         For the year ended December 31, 2007, the Company will pay Amper approximately $60,000 related to tax services and for the year ended December 31, 2006, the Company paid Amper, approximately $36,000 related to tax services.

All Other Fees
         There were no other fees for the years ended December 31, 2007 and 2006.

                      ------------------------------------


              CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

         The Company entered into a three-year consulting agreement with Mr. Canet, former President and CEO of the Company, effective January 1, 2006. Under the agreement, Mr. Canet is paid $125,000 for each of three years to provide certain consulting services to the Company.


         The Company has maintained a consulting arrangement with SDL Consultants, a privately-owned consulting firm engaged in rendering general business advice, of which Mr. Liebler is President. During the fiscal year ended December 31, 2007 the Company paid SDL Consultants approximately $96,000 in consulting fees, which were primarily related to services rendered to the Company in assisting with the recruitment of several senior managers.


         On or about August 8, 2007, in connection with the acquisition of the issued and outstanding capital stock of Vein Clinics of America, Inc. ("VCA"), the Company paid Mr. Agarwal, a selling VCA shareholder, an aggregate of $9,589,451 in cash and Company stock.

         The Company does not have written policies and procedures for the review, approval, or ratification of related party transactions. However, any related party transaction is reviewed and discussed by the Board of Directors or appropriate Committee of the Board of Directors with responsibility for the subject matter. For example the consulting agreement with Mr. Canet was reviewed and approved by the Compensation Committee of the Board of Directors. Mr. Liebler's services through SDL Consultants are reviewed by the Chairman of the Board and the related party transaction with Mr. Agarwal was reviewed and approved by the Board of Directors.


                  SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

         Under the Commission's proxy rules, stockholder proposals that meet certain conditions may be included in the Company's proxy statement and form of proxy for a particular annual meeting. Stockholders that intend to present a proposal at the Company's 2009 Annual Meeting must give notice of the proposal to the Company no later than December 12, 2008 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Stockholders that intend to present a proposal at the 2009 Annual Meeting that will not be included in the proxy statement and form of proxy must give notice of the proposal to the Company no fewer than 90 days and no more than 120 days prior to the first anniversary of the 2008 Annual Meeting. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not guarantee its inclusion in the Company's proxy materials or its presentation at the 2009 Annual Meeting because there are other requirements in the proxy rules.

         Pursuant to Rule 14a-4 under the Exchange Act, the Company intends to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek inclusion of the proposed matter in the Company's proxy statement for our 2009 Annual Meeting, except in circumstances where (i) the Company receives notice of the proposed matter no earlier than January 13, 2009 and no later than February 14, 2009, and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

                                     GENERAL

         The management of the Company does not know of any matters other than those stated in this Proxy Statement, which are to be presented for action at the 2008 Annual Meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

         The Company will bear the costs related to preparing, printing, assembling and mailing the proxy card, Proxy Statement and other material which may be sent to stockholders in connection with this solicitation, which are expected to be approximately $15,000.00. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit by telephone proxies without additional compensation. The Company does not expect to pay any compensation for the solicitation of proxies.

         The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2007 (as filed with the Commission), including the financial statements thereto. All such requests should be directed to Mr. John W. Hlywak, Jr., Executive Vice President and Chief Financial Officer of IntegraMed America, Inc., Two Manhattanville Road, Purchase, New York 10577. You may also obtain certain other of the Company's Commission filings through the Internet at http://www.sec.gov or under "Investors" at http://www.integramed.com, the Company's website.



Claude E. White
Vice President, General Counsel  & Secretary

Dated:   April 11, 2008

Proxy Card

                                      PROXY

                            INTEGRAMED AMERICA, INC.
                         Annual Meeting of Stockholders

           This Proxy is Solicited on Behalf of the Board of Directors

PLEASE MARK THE APPROPRIATE BOX USING BLUE OR BLACK INK AS SHOWN HERE  |X|.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
ELECTION OF EACH OF THE NOMINEES.                                       ---

1. Election of Directors:
     Kush K. Agarwal            For  |_|    Withheld  |_|
     Gerardo Canet              For  |_|    Withheld  |_|
     Jay Higham                 For  |_|    Withheld  |_|
     Sarason D. Liebler         For  |_|    Withheld  |_|
     Wayne R. Moon              For  |_|    Withheld  |_|
     Lawrence J. Stuesser       For  |_|    Withheld  |_|
     Elizabeth E. Tallett       For  |_|    Withheld  |_|
     Yvonne S. Thornton, M.D.   For  |_|    Withheld  |_|

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

The shares of Common Stock represented by this proxy will be voted as directed.

If no contrary instruction is given, the shares of Common Stock will be voted FOR the election of the nominees.


                                Date: _________________________________________

                                Signature(s) __________________________________

                                 ______________________________________________

                                 Note: This proxy must be signed exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign the full corporate name by duly authorized officer and affix corporate seal. A partnership should sign the full partnership name by a duly authorized person. When signing as an attorney, executor, administrator or guardian, please give full title as such.

                             YOUR VOTE IS IMPORTANT!

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                     PROXY

                            INTEGRAMED AMERICA, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                 THIS PROXY IS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jay Higham or Claude E. White as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the Company's Headquarters, Two Manhattanville Road, 3rd Floor, Purchase, New York 10577 on May 13, 2008 at 10:00 a.m. and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated on the reverse:

                         (To be Signed on Reverse Side)